UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 10, 2013

ASCENT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34176 (Commission File Number)	26-2735737 (I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 628-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends the Current Report on Form 8-K of Ascent Capital Group, Inc., filed July 10, 2013, as amended by Amendment No. 1 on Form 8-K/A, filed July 11, 2013. The sole purpose of this Form 8-K/A is to include Exhibit 2.1 and amend Item 1.01 and Item 9.01(d) and the Exhibit list accordingly.

Item 1.01. Entry into a Material Definitive Agreement.

On July 10, 2013, Monitronics International, Inc. (“Monitronics”), the wholly-owned operating subsidiary of Ascent Capital Group, Inc. (“Ascent”), entered into a securities purchase agreement with certain funds affiliated with Oak Hill Capital Partners, certain other holders and, for the limited purposes set forth therein, Ascent (the “Agreement”), pursuant to which Monitronics will directly and indirectly acquire all of the equity interests of Security Networks, LLC (“Security Networks”) and certain affiliated entities (the “Security Networks Acquisition”). We estimate that the purchase price (the “Security Networks Purchase Price”) will consist of $487.5 million in cash plus 253,333 shares of Ascent’s Series A common stock with an agreed value of $20 million (the “Ascent Shares”), based on Security Networks delivering recurring monthly revenue (as defined in the Agreement) (“Acquisition RMR”) of $8.8 million (including approximately $0.1 million of wholesale monitoring revenue) as of the date of closing (the “Security Networks Closing Date”). In addition to other customary post-closing adjustments, the Security Networks Purchase Price will be adjusted based on the actual amount of Security Networks’ Acquisition RMR delivered as of the Security Networks Closing Date.

The Agreement contains representations, warranties, covenants and indemnification rights customary for a transaction of its nature, as well as certain termination rights in the event that the acquisition is not consummated by September 30, 2013 (subject to extension in certain circumstances). In addition, if the failure to complete the Security Networks Acquisition by September 30, 2013, or such later termination date, is attributable to certain breaches by Ascent or Monitronics or Monitronics’ failure to obtain the overall acquisition financing it desires, Monitronics may be required to pay the sellers a $45.0 million termination fee.

Monitronics currently expects to close the Security Networks Acquisition in mid-August 2013, subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The sellers have agreed to a 90 day lock-up of the Ascent Shares following the closing, subject to limited exceptions.

The foregoing description of the Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K and the terms of which are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
2.1

Securities Purchase Agreement, dated as of July 10, 2013, by and among Monitronics International, Inc., certain funds affiliated with Oak Hill Capital Partners, certain other holders and, for the limited purposes set forth therein, Ascent.

23.1	Consent of CohnReznick LLP*
99.1	Press release, dated July 10, 2013, of Ascent Capital Group, Inc.*
99.2	Audited historical financial statements of Security Networks, LLC and its subsidiaries, including the notes thereto, as of and for the year ended December 31, 2012*
99.3	Unaudited historical financial statements of Security Networks, LLC and its subsidiaries, including the notes thereto, as of and for the three months ended March 31, 2013*

*                                         Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2013

ASCENT CAPITAL GROUP, INC.

By:
/s/ William E. Niles
Name: William E. Niles
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1

Securities Purchase Agreement, dated as of July 10, 2013, by and among Monitronics International, Inc., certain funds affiliated with Oak Hill Capital Partners, certain other holders and, for the limited purposes set forth therein, Ascent.

23.1	Consent of CohnReznick LLP*
99.1	Press release, dated July 10, 2013, of Ascent Capital Group, Inc.*
99.2	Audited historical financial statements of Security Networks, LLC and its subsidiaries, including the notes thereto, as of and for the year ended December 31, 2012*
99.3	Unaudited historical financial statements of Security Networks, LLC and its subsidiaries, including the notes thereto, as of and for the three months ended March 31, 2013*

*                                         Previously filed.